Exhibit 99.2

This investor update provides Delta’s guidance for the June quarter 20101,2.

Advance Revenue Trends
•	Projected system load factors for June and July 2010 of 87% are expected to be consistent with the prior year period.
•	The company expects June quarter passenger RASM to increase approximately 20%, compared to the same period last year.
•	Corporate contract volume was up 35% year over year and the associated revenue was up 63%, for the week ended May 23, 2010.

Profit Sharing
•	Delta employees participate in a profit sharing program. The June quarter profit sharing expense is estimated at $85 million.

Liquidity and Cash Flow
•	Delta expects to end the June 2010 quarter with $6.0 billion of unrestricted liquidity.
•	In 2010, the company projects free cash flow of $700 million in the June quarter and $2 billion for the full year.

Key Financial Metrics

June Quarter 2010
Operating margin (includes profit sharing expense)	10 – 11%

EBITDAR	$1.4 billion

Consolidated fuel price, including taxes and hedges	$ 2.32

Capital expenditures	$350 million

Cargo and other revenue	$1.2 billion

Non-operating expense3	$350 million

June Quarter 2010 vs. June Quarter 2009
Consolidated CASM, excluding fuel and profit sharing expense	Up 1%

Mainline CASM, excluding fuel and profit sharing expense	Up 2%

System capacity	Flat
Domestic	Flat
International	Down 1%

Mainline capacity	Flat
Domestic	Up 2%
International	Down 1%

Fuel hedge update
As of 6/11/2010
% of Projected Fuel Requirements Hedged
June Quarter 2010
Call options	28%
Collars	11%
Swaps	12%
Total	51%

Projected fuel price/gallon	$2.32

Projected fuel price includes:
•	Assumed $88.44 all-in price per barrel for crude oil plus refining spread
•	Hedge gain of $0.04/gallon
•	$0.25 for taxes, transportation and hedge premiums

Share count
•	Delta expects approximately 842 million diluted weighted average shares, approximately 834 million basic weighted average shares outstanding for the June 2010 quarter.

Notes
1	Delta excludes special items because management believes the exclusion of these items is helpful to investors in evaluation of the company’s recurring operational performance.

2	Delta is unable to reconcile forward looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

3	The June quarter 2009 included a gain of $45 million related to SFAS 133.

Forward Looking Statements

Statements in this Investor Update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2009 and Quarterly Report on form 10-Q for the quarterly period ended March 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 15, 2010 and which we have no current intention to update.